Exhibit 10.19
APRIVA AMENDMENT TO SERVICE AGREEMENT
     This APRIVA Amendment to Service Agreement (this “Amendment”) is made and entered into as of this 18th day of October, 2007 between First Data Merchant Services Corporation (“FDMS”) and iPayment, Inc. (“Customer”).
RECITALS
     A. Customer and FDMS have previously entered into a Service Agreement dated as of December 24, 2004, as previously amended (the “Service Agreement”).
     B. Customer and FDMS now desire to amend the Service Agreement as set forth herein.
AGREEMENT
     In consideration of the foregoing, Customer and FDMS hereby agree as follows:
     1. The terms of this Amendment will be effective as of September 1, 2007, notwithstanding the date of execution.
     2. Exhibit “A” to the Service Agreement is hereby amended by the addition of the following paragraph:
“H.	APRIVA Services. Through an agreement with APPSware Wireless L.L.C., dba APRIVA (“APRIVA”), FDMS will make available to Customer the APRIVA Wireless Point-of-Sale System that provides an integrated hardware, software and network platform to process financial transactions and includes gateway services that enable the transport and reporting of certain data relating to point-of-sale transactions (the “APRIVA Services”). Customer acknowledges and agrees that the APRIVA Services will only work in conjunction with certain third party wireless carrier networks, point-of-sale terminals, mobile or cellular phones, PDAs or similar devices and accessories that have been certified for use with the APRIVA Services. Customer acknowledges and agrees that its use of the APRIVA Services is subject to the terms, conditions and restrictions set forth in this Paragraph, as follows:
(a)	FDMS or APRIVA may, at any time in its sole discretion, modify, replace or add to the APRIVA Services, including revisions to any related documentation, terms and conditions and licenses and changes in the wireless carrier networks, supported platforms and wireless point-of-sale terminals and accessories used, certified for use with, or used to deliver the APRIVA Services.

(b)	FDMS and APRIVA reserve the right to schedule, from time to time, interruptions of the APRIVA Services for maintenance activities. Availability of the APRIVA Services may vary due to events beyond the control of APRIVA or FDMS including routine maintenance and outages by third party vendors.

(c)	Customer will pay the fees for the APRIVA Services set forth in Exhibit B. If new features or functionality are added to the APRIVA Services, FDMS may adjust the fees set forth in Exhibit B upon written notice to Customer.

(d)	Customer acknowledges that APRIVA has or may enter into agreements with certain third parties, including wireless carrier networks (a “Third Party Provider”), in connection with the APRIVA Services. In consideration for utilizing any Third Party Provider services, Customer and each of its Merchants are bound by the following restrictions and terms:
(1)	Customer and each of its Merchants must abide by all applicable statutes, laws, ordinances, rules and regulations and use a Third Party Provider’s services so as not to cause undue interference with any other users of such services.

(2)	Customer and each of its Merchants are responsible for developing and maintaining procedures external to a Third Party Provider’s networks to safeguard programs and data and for the backup and reconstruction of lost data, programs or procedures.

(3)	Customer releases, and will require each of its Merchants who access the APRIVA Services to release, each Third Party Provider from all liability for the loss or alteration of programs or data or its acquisition by another party, unless such loss or alteration results from such Third Party Provider’s failure to implement security procedures that are under such Third Party Provider’s control. No Third Party Provider will be responsible for transmission errors, corruption of data or for the security of data during transmission via public telecommunications facilities.

(4)	Any and all programs and other materials provided by a Third Party Provider to APRIVA for distribution to or use by Customer or any of its existing or prospective merchants in connection with such Third Party Provider’s services shall remain the exclusive and confidential property of such Third Party Provider, are licensed solely for use in conjunction with such Third Party Provider’s services, shall not be reproduced or copied except as required for the authorized use of such Third Party Provider’s services, and shall be returned to such Third Party upon request.
(e)	All copyrights, patents, patent rights, trade secrets, trademarks, servicemarks, tradenames, moral rights and other intellectual property and proprietary rights in the APRIVA Services are and will remain the sole and exclusive property of, as applicable, APRIVA or its Third Party Providers. All rights not expressly granted to the Customer under this Paragraph are expressly reserved by APRIVA and its Third Party Providers. Customer may publicly state that it is an “authorized re-seller of the APRIVA Services” or use APRIVA’s “authorized reseller” logo as supplied by

FDMS. If Customer uses the APRIVA “authorized reseller” logo, Customer agrees that it will not alter it in any manner. Except for materials provided by APRIVA, Customer shall submit all packaging, artwork, and other promotional materials, including, but not limited to, advertising art and copy, to FDMS for approval by APRIVA, which will be given in APRIVA’s sole discretion.

(f)	APRIVA may suspend the APRIVA Services provided to FDMS, Customer or any of Customer’s Merchants to: (1) prevent damages to, or degradation of, its network integrity which may be caused by FDMS, any FDMS customer or such customer’s merchants, (2) comply with any law, regulation, court order or other governmental request which requires immediate action, or (3) otherwise protect APRIVA in its good faith judgment from potential legal liability. To the extent commercially reasonable, APRIVA shall give notice before suspending or terminating the APRIVA Services. If not commercially reasonable to give prior notice, APRIVA shall give notice to the Customer as soon as commercially practicable thereafter. In the event of a suspension, APRIVA shall promptly restore the APRIVA Services after the event giving rise to the suspension has been resolved.

(g)	Customer agrees that it shall (1) establish its own prices and policies with respect to all matters relating to sales of the APRIVA Services to any existing or prospective merchants, (2) not be deemed to be an agent, servant, or employee of APRIVA or FDMS, (3) have no authority to bind APRIVA or FDMS in any manner and (4) make no representation to the contrary to any existing or prospective merchant. Customer is solely responsible for ensuring that each of its Merchants complies with the terms of this Paragraph.

(h)	FDMS AND APRIVA DO NOT WARRANT THAT THE APRIVA SERVICES WILL MEET THE REQUIREMENTS OF CUSTOMER OR ANY OF ITS MERCHANTS OR THAT THE OPERATION OF THE APRIVA SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE OR THAT DEFECTS IN THE APRIVA SERVICES WILL BE CORRECTED. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY FDMS OR FDMS’S AUTHORIZED REPRESENTATIVE OR BY APRIVA OR APRIVA’S AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTIES, IF ANY, PROVIDED BY FDMS OR APRIVA WITH THE APRIVA SERVICES.

(i)	IN NO EVENT SHALL FDMS, APRIVA OR ANY THIRD PARTY PROVIDER BE LIABLE TO CUSTOMER OR ANY THIRD PARTY, INCLUDING ANY OF THE CUSTOMER’S MERCHANTS, FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, INDIRECT, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, LOSS OF GOODWILL OR BUSINESS REPUTATION, BUSINESS INTERRUPTION, LOSS OF DATA, OR LOSS OF BUSINESS INFORMATION) ARISING OUT OF OR CONNECTED IN ANY

WAY WITH THE APRIVA SERVICES, OR FOR ANY CLAIM BY CUSTOMER OR ANY THIRD PARTY, INCLUDING ANY OF THE CUSTOMER’S MERCHANTS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. No action by the Customer, FDMS or APRIVA arising in connection with the APRIVA Services may be brought at any time more than twelve (12) months after the facts occurred upon which the cause of action arose.

(j)	THE TOTAL LIABILITY OF FDMS, APRIVA AND THIRD PARTY PROVIDERS TO CUSTOMER, INCLUDING CUSTOMER’S MERCHANTS, FOR ALL DAMAGES, LOSSES, AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE) SHALL NOT EXCEED THE AMOUNTS PAID BY CUSTOMER TO FDMS FOR THE APRIVA SERVICES DURING THE SIX MONTHS PRIOR TO THE EVENT CAUSING LIABILITY.

(k)	Customer agrees to indemnify, defend and hold FDMS and APRIVA harmless against any and all liabilities, losses, damages, judgments, claims, causes of action, and costs (including reasonable attorneys’ fees and disbursements) which FDMS or APRIVA may hereafter incur, suffer, or be required to pay, defend, settle (subject to any limitations set forth in this Paragraph), or satisfy as a result of the following: (1) representations or warranties made by Customer that have not been approved in writing by APRIVA, (2) Customer’s use of the APRIVA Services in excess of the rights conferred in this Paragraph, or (3) any claim or action filed by any of Customer’s Merchants not related to FDMS’s or APRIVA’s actions or inactions.

(l)	FDMS and APRIVA shall have no liability with respect to claims caused by (1) modifications to the APRIVA Services requested by Customer or any of its Merchants, (2) derivative works created by Customer or any of its Merchants based on the APRIVA Services, (3) use of the APRIVA Services in combination with non-APRIVA approved third party services, including hardware and software, (4) modifications or maintenance of the APRIVA Services by a party other than APRIVA, (5) misuse of the APRIVA Services, or (6) failure of Customer or any of its Merchants to implement any improvement or updates to the APRIVA Services, if such claim would have been avoided by the use of the improvement or updates.

(m)	APRIVA and its Third Party Providers are third party beneficiaries of this Paragraph.

(n)	Notwithstanding anything in this Agreement to the contrary, FDMS’s obligation to provide the APRIVA Services to Customer and each of Customer’s Merchants will terminate automatically without penalty to FDMS upon the earlier of (i) the termination or expiration of FDMS’s agreement with APRIVA or (ii) the occurrence of any event causing FDMS to cease providing the APRIVA Services.”

     3. Section II of Exhibit “B” to the Service Agreement is hereby amended by the addition of the following:
Additional Pricing:

Description		Fee
Set-Up Fee	Per Terminal set-up/activation fee to access the APRIVA services.	$ * /terminal set-up
APRIVA Deployment Over Box — phone & printer set	APRIVA Deployment Over Box — phone & printer set	$ * /each
APRIVA Secure Charger	Adaptor Secure SC30BC Charger	$ * /each
APRIVA Secure Printer	Celltek Extech Printer EP-S1000BT	$ * /each
APRIVA Shipping Phone & Printer Ground	APRIVA Shipping Phone & Printer Ground	Pass-thru
APRIVA SIMS Chip	Apriva Sim Chip	$ * /each
APRIVA Monthly Access Fee	Per terminal per month fee to access to the APRIVA services with out WAY SERVICES.	$ * /terminal per month
APRIVA Monthly Access Fee WAY SERVICES	Per terminal per month fee to access to the APRIVA services with WAY SERVICES.	$ * /terminal per month
APRIVA Transaction Fee	Switching fee per inquiry to access the APRIVA services without WAY SERVICES. Authorization fees per inquiry will also apply.	$ * /transaction
APRIVA Transaction Fee WAY SERVICES	Switching fee per inquiry to access the APRIVA services with WAY SERVICES. Authorization fees per inquiry will also apply.	$ * /transaction
     4. Capitalized terms used but not otherwise defined in this Amendment will have the meanings set forth in the Service Agreement.
     5. In the event of a conflict between this Amendment and the Service Agreement as it relates to the subject matter hereof, the terms of this Amendment will control. Otherwise, all terms and conditions of the Service Agreement will remain in full force and effect and likewise apply to this Amendment.
[Signature page follows.]

*	Omitted pursuant to a confidential treatment request. The confidential portion has been separately filed with the SEC.

The parties have executed this Amendment as of the date first above written.
FIRST DATA MERCHANT SERVICES CORPORATION

By:	/s/ Rick Learch
Name: Rick Learch
Title: SVP

iPAYMENT, INC.
By:	/s/ Greg Daily
Name: Greg Daily
Title: CEO